The information required by items 77C, 77L and 77M
is hereby incorporated by reference to the annual
report dated March 31, 2002, which has filed
electronically via Edgar with the securities and
exchange commission on May 30, 2002.   Accession
number: 0001135428-02-000156.

The agreements and plans of reorganization required by item 77M is hereby incorporated by reference to the form N-14 filed electronically via Edgar with the securities and exchange commission on September 27, 2001. (Accession number: 0000891554-01-505394.)